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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2002

ASGA, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	000-32611 (Commission File Number)	88-0451101 (I.R.S. Employer Identification Number)
11408 Orchard Park, Suite 311, Glen Allen, VA (Address of Principal Executive Offices)		23059 (Zip Code)

Registrant's telephone number, including area code: (804) 273-6731

                    660 South Hughes Blvd., Elizabeth City, NC 27909
(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant's Certifying Accountant.

        On December 12, 2002, the Board of Directors of ASGA, Inc., a Nevada corporation (the "Company"), was notified that Durland & Company, CPAs, P.A. has declined to stand for reelection as the Company's independent accountants. The Company has not engaged other independent accountants as of this date.

        The Company engaged Durland & Company, CPAs, P.A. as its independent accountant on October 30, 2001. From October 30, 2001 through December 31, 2001 and from December 31, 2001 through December 12, 2002, there were no disagreements with Durland & Company, CPAs, P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Durland & Company, CPAs, P.A., would have caused that firm to make reference to the subject matter of the disagreement in connection with its reports. No report of Durland & Company, CPAs, P.A. on the Company's financial statements has contained as adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles.

        The Company has provided Durland & Company, CPAs, P.A. with a copy of the disclosures contained herein and has requested that Durland & Company, CPAs, P.A. furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Companies herein and, if not, stating the respects in which it does not agree. A copy of Durland & Company, CPAs, P.A.'s letter to the SEC is filed as an exhibit to this Current Report on Form 8-K.

Item 5. Other Events.

  Reverse Stock Split

        We effected a 50 for 1 reverse stock split of our common stock on December 31, 2002. The reverse stock split was effected by filing a Certificate of Change in Number of Authorized Shares with the Secretary of State of Nevada which had the effect of reducing the number of authorized shares from 50,000,000 to 1,000,000 and the number of outstanding shares from 45,499,478 shares to approximately 909,990 shares. The stock trades on the OTCBB under the symbol ASGI.

        The primary purpose of the reverse stock split of our common stock is to combine the outstanding shares of the common stock of the Company into a smaller number of shares so that the shares will trade at a higher price per share than their recent trading prices. The reverse stock split affected all common stock holders uniformly and will not affect any common stock holder's percentage ownership interests in the Company or proportionate voting power.

  Effects of Reverse Stock Split

        The principal effects of the reverse stock split on the common stock outstanding immediately prior to the filing of the Certificate of Change in Number of Authorized Shares are:

          (i) the number of shares of common stock authorized was reduced from 50,000,000 shares to 1,000,000 shares;

          (ii) the number of shares of common stock issued and outstanding was reduced from 45,499,478 shares to approximately 909,990 shares;

          (iii) each fifty (50) shares of common stock owned by a common stock holder were automatically converted into one (1) share of common stock.

        The reverse stock split did not affect the par value of the common stock. As a result, the stated capital on our balance sheet attributable to common stock will be reduced to one-fiftieth of its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the common stock will be increased because there will be fewer shares of common stock outstanding.

        In lieu of issuance of fractional shares resulting from the reverse stock split, we have elected to round any fractional shares up to the nearest whole share. Accordingly, any holder of common stock that would have held a fractional share will have that fraction rounded up to the nearest whole share. For example if a shareholder held 45 shares before the split, that shareholder would hold 1 share after the split, because the fractional share was rounded up to the nearest whole share.

        While we expect that the reverse stock split will result in an increase in the market price of our common stock, there can be no assurance that the reverse stock split will increase the market price of our common stock by a multiple of 50 or result in the permanent increase in the market price (which is dependent upon many factors, including performance and prospects) of our common stock. Also, if the market price of the common stock declines, the percentage decline as an absolute number and as a percentage of the overall market capitalization may be greater than would pertain in the absence of a reverse stock split.

        Furthermore, the possibility exists that liquidity in the market price of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse stock split may increase the number of common stock holders who own odd lots, or those who own less than 100 shares. Common stock holders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting these sales. Consequently, there can be no assurance that the reverse stock split will achieve the desired results that have been outlined above.

  No dissenter's rights.

        The Nevada Revised Statues does not provide for dissenter's rights for the filing a Certificate of Change in Number of Authorized Shares, if any holder of common stock holding only a fractional share as a result of the reverse stock split will have such fractional share rounded up to a whole share. Accordingly, our decision to round any fractional shares resulting from the reverse stock split eliminates dissenter's rights.

  Exchange of Stock Certificates

        Our transfer agent, Pacific Stock Transfer, Inc., will act as exchange agent for purposes of implementing the exchange of stock certificates. All holders of common stock in certificate form will be asked to surrender to the Company's transfer agent certificates representing the pre-split shares in exchange for certificates representing post-split shares, in accordance with the procedures to be set forth in a letter of transmittal to be sent by the transfer agent. No new certificates will be issued to any shareholder until the shareholder has surrendered his or her outstanding certificate(s) together with the properly completed and executed letter of transmittal to the transfer agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so. If your shares of common stock are deposited in book entry, your shares will automatically be converted to reflect the reverse stock split without any action on your part.

  Change in Address of Executive Offices.

        The Company has relocated its executive offices to 11408 Orchard Park, Suite 311, Glen Allen VA, 23059. The telephone number at such address is (804) 273-6731.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASGA, Inc.
Dated: December 31, 2002	By:
/s/ LAWRENCE A. CREEGER Lawrence A. Creeger, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3(i).1*	Certificate of Change in Number of Authorized Shares
16.1*	Auditors Disclosure Letter
*
Filed herewith

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  Item 4. Changes in Registrant's Certifying Accountant.
  Item 5. Other Events.
SIGNATURES
EXHIBIT INDEX